As filed with the Securities and Exchange Commission on May 31, 2023
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland		25-1811499
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification No.)
44 Hersha Drive
Harrisburg, Pennsylvania 17102
(717) 236-4400
(Address of principal executive offices, including zip code)

Amended and Restated Hersha Hospitality Trust 2012 Equity Incentive Plan
(Full title of the plan)

Ashish R. Parikh
Chief Financial Officer
44 Hersha Drive
Harrisburg, Pennsylvania 17102
(717) 236-4400

Copy to:

James V. Davidson
Hunton Andrews Kurth LLP
600 Travis Street, Suite 4200
Houston, Texas 77002
Tel (713) 220-4200
Fax (713) 320-4285

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Explanatory Note

On March 2, 2012, May 22, 2014, February 28, 2020, and February 24, 2022, Hersha Hospitality Trust (the “Company”) filed with the Securities Exchange Commission (the “Commission”) registration statements on Form S-8, (File Nos. 333-179847, 333-196181, 333-236763 and 333-262975), respectively (collectively the “Prior Registration Statements”), relating to the registration of Priority Class A common shares of beneficial interest, which are referred to herein as common shares, issuable pursuant to the Company’s 2012 Equity Incentive Plan (as amended and restated through the date hereof, the “Plan”).
This registration statement is filed by the Company on Form S-8 to register an additional 3,000,000 common shares issuable pursuant to the Plan. In accordance with General Instruction E to Form S-8, this registration statement is filed to register securities of the same class as other securities for which a registration statement filed on Form S-8 relating to an employee benefit plan is effective. Accordingly, this registration statement incorporates by reference the contents of the Prior Registration Statements to the extent not modified, amended or superseded by this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission, which shall be deemed a part hereof:

(1) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Commission on February 23, 2023;

(2) The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended on March 31, 2023, filed with the Commission on April 27, 2023;

(3) The information specifically incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from its Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 13, 2023;

(4) The Company’s Current Reports on Form 8-K filed with the Commission on January 4, 2023; and

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and all reports on Form 8-K subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

Exhibit No.	Description
4.1
Articles of Amendment and Restatement of the Declaration of Trust of Hersha Hospitality Trust, as amended and supplemented (filed as Exhibit 3.1 to the Annual Report on Form 10-K filed by Hersha Hospitality Trust on February 23, 2018 and incorporated by reference herein).

4.2
Amended and Restated Bylaws of Hersha Hospitality Trust (filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q, filed by Hersha Hospitality Trust on April 27, 2017 and incorporated by reference herein).

4.3	Form of Common Share Certificate (filed with the SEC as Exhibit 4.1 to the Annual Report on Form 10-K filed by Hersha Hospitality Trust on February 23, 2018 and incorporated by reference herein).
4.4	Description of Securities (filed with the SEC as Exhibit 4.13 to the Annual Report on Form 10-K filed by Hersha Hospitality Trust on February 25, 2020 and incorporated by reference herein).
5.1	Opinion of Venable LLP as to the legality of the securities being registered.*
23.1	Consent of Venable LLP (included in the opinion filed as Exhibit 5.1).*
23.2	Consent of KPMG LLP.*
24.1	Power of Attorney (included on the signature page hereto).
99.1
Amended and Restated Hersha Hospitality Trust 2012 Equity Incentive Plan, amended as of May 27, 2021 (incorporated by reference to Appendix A to Hersha Hospitality Trust's Definitive Proxy Statement filed on April 16, 2021).

99.2
Amendment to the Amended and Restated Hersha Hospitality Trust 2012 Equity Incentive Plan (filed as Appendix A to the Company’s definitive proxy statement on Schedule 14A filed on April 13, 2023, and incorporated by reference herein).

107	Calculation of Filing Fee Tables*

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on May 31, 2023.
HERSHA HOSPITALITY TRUST
By:    /s/ Ashish R. Parikh
    Ashish R. Parikh
    Chief Financial Officer
    (Principal Financial Officer)

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ashish R. Parikh and Michael R. Gillespie and each of them (with full power to act alone) as true and lawful attorneys-in-fact, and stead, in any and all capacities, to sign any amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement and the power of attorney appearing above have been signed below by the following persons in the capacities indicated on May 31, 2023.

Signature	Title

/s/ Jay H. Shah
Jay H. Shah	Chairman and Trustee

/s/ Neil H. Shah	Chief Executive Officer and Trustee
Neil H. Shah	(Principal Executive Officer)

/s/ Ashish R. Parikh	Chief Financial Officer
Ashish R. Parikh	(Principal Financial Officer)

/s/ Michael R. Gillespie	Chief Accounting Officer
Michael R. Gillespie	(Principal Accounting Officer)

/s/ Jackson Hsieh
Jackson Hsieh	Trustee

/s/ Thomas J. Hutchison III
Thomas J. Hutchison III	Trustee

/s/ Donald J. Landry
Donald J. Landry	Trustee

/s/ Michael A. Leven
Michael A. Leven	Trustee

/s/ Dianna F. Morgan
Dianna F. Morgan	Trustee

/s/ John M. Sabin
John M. Sabin	Trustee